Exhibit 99.1

M2i Global, Inc. CEO Major General (Ret) Alberto Rosende

Joins the Board of Directors of the Company

Instrumental in Leading the Company’s Mission to Deliver Assured Access to Critical Minerals & Metals for National Defense and Economic Security

Reno, NV – October 16, 2024 (Accesswire) – M2i Global, Inc. (“M2i,” the “Company,” “we,” “our” or “us”) (OTCQB: MTWO), a company specializing in the development and execution of a complete global value supply chain for critical minerals, is pleased to announce the appointment of its CEO Major General (Ret) Alberto Rosende to the Board of Directors of M2i Global, Inc.

M2i’s ecosystem provides partners with access to turnkey solutions, facilitating expanded business opportunities, securing offtake agreements, influencing strategic government policy, engaging with aligned NGOs, and trusted laboratories.

Doug Cole, Executive Chairman of M2i, commented, “We’re very pleased to expand the role and commitment of General Rosende. In just a couple months leading us as CEO, Al has demonstrated his operational expertise and seasoned professionalism in both the government and private sectors. We couldn’t be prouder and look forward to Al leading us into our next phase of growth.”

Major General (Ret) Alberto Rosende, Chief Executive Officer of M2i, stated, “I am excited to expand my role by joining the Board of Directors. As an engineering, research, and services company, M2i leverages emerging technologies to advance the capabilities of the U.S. to deliver critical minerals and metals for National Defense and Economic Security. We are making tremendous progress in building our ecosystem and look forward to leveraging government and private monies through public private partnerships (P3s) projects. Our global relationships are strong and expanding. I am very optimistic about our future and impact.”

Maj. Gen. (Ret) Alberto Rosende is a results-focused and transformational senior leader. He has over 37 years of command and operational experience in the Army, and 30 years of experience in the global payments industry, where he worked for two of the largest global payment brands, consulting directly with client banks and payment processors in the Latin America and Caribbean Region.

Al’s military career spanned four decades and served in command and staff assignments at every level through Division and at the Component level, including troop command and training command assignments, as well as combat tours in both Afghanistan and Iraq. His final assignment was as the 63d Readiness Division Commanding General, responsible for facilities, human resources support, and general maintenance and storage of equipment in a seven-state region of the Southwest United States, from Arkansas to California. Al received numerous awards and decorations throughout his career, including the Army Distinguished Service Medal, the Legion of Merit, and the Bronze Star, earned during his tours in Afghanistan and Iraq.

His civilian career includes over 30 years of experience in management and consulting in the electronic payments industry. He worked at Visa, Inc., based in Miami, Florida, for over 20 years, where he supported financial institutions in the Latin America and Caribbean Region. His expertise is in fraud prevention and risk management, providing consulting services in both the card issuer and merchant acceptance businesses. Prior to joining Visa, he worked at American Express for over 7 years where he managed operational units in credit, fraud prevention and detection, as well as in-house and outside agency collections.

Al holds a B.S. Degree in Business Administration from Nova Southeastern University, an M.S. Degree in National Resource Strategy from the Eisenhower School for National Security and Resource Strategy, part of the National Defense University, and an M.A. Degree in Education and Human Development from The George Washington University.

About M2i Global, Inc. (OTCQB: MTWO): M2i Global, Inc., through its subsidiary U.S. Minerals and Metals Corp., provides engineering, research, and services that integrate people, technology, and solutions from across sectors to ensure access to critical minerals and metals for national defense and economic security. The Company aims to establish a Strategic Mineral Reserve in partnership with the U.S. Federal Government, creating a resilient supply chain that addresses the global shortage of essential minerals and metals.

For more information, please visit www.m2i.global

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

IR@M2icorp.com